Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement of Camden National Corporation on Form S-4/A under the Securities Act of 1933 of our report dated March 29, 2007, relating to the consolidated balance sheets of Union Bankshares Company and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, which appear in such registration statement. We also consent to the reference to our firm under the heading “Experts” in such registration statement.

We consent to the use in the registration statement of Camden National Corporation on Form S-4/A under the Securities Act of 1933 of our report dated August 9, 2007, with respect to the interim consolidated financial information of Union Bankshares Company and Subsidiary as of June 30, 2007 and 2006, and for the three- and six-month periods then ended, which appear in such registration statement.

/s/ BERRY, DUNN, MCNEIL & PARKER

Portland, Maine
October 19, 2007